EXHIBIT 10.4            SECURITY AGREEMENT
THIS SECURITY AGREEMENT, dated as of August 2, 2012 (as amended, restated, amended and restated, modified, extended, renewed, replaced, supplemented or refinanced from time to time, the “Agreement”) by Fortegra Financial Corporation, a Delaware corporation (“Fortegra”), and LOTS Intermediate Co., a Delaware corporation (together with Fortegra, each, a “Borrower” and collectively, the “Borrowers”), certain Subsidiaries of the Borrowers signatory hereto (the “Subsidiary Loan Parties”, together with the Borrowers, each, a “Grantor” and collectively, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Creditors (as defined below).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are all party to that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, modified, extended, renewed, replaced, supplemented or refinanced from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to establish a $75,000,000 revolving credit facility and a $50,000,000 term loan facility in favor of the Borrowers;
WHEREAS, the Subsidiary Loan Parties have entered into that certain Subsidiary Guaranty Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”), in favor of the Administrative Agent, pursuant to which the Subsidiary Loan Parties have jointly and severally guaranteed the Borrowers’ obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement);
WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Lender, the Lenders, the Hedging Counterparties and the Treasury Management Banks (collectively, the “Secured Creditors”) under the Credit Agreement that each Grantor enter into this Agreement to secure all obligations of such Grantor under the Credit Agreement, the Subsidiary Guaranty and the other Loan Documents to which they are a party; and
WHEREAS, each Grantor desires to execute this Agreement to satisfy the conditions described above.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Definitions. Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The following terms, when used in this Agreement, shall have the following meanings:
“Account Debtor” shall have the meaning ascribed to such term in the UCC.

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“Accounts” shall mean, for any Grantor, all “accounts” (as defined in the UCC) now or hereafter owned or acquired by such Grantor or in which such Grantor now or hereafter has or acquires any rights and, in any event, shall mean and include, without limitation, (a) any and all receivables, including, without limitation, all accounts created by, or arising from, all of such Grantor’s sales, leases, rentals or other dispositions of goods or renditions of services to its customers (whether or not they have been earned by performance), including but not limited to, those accounts arising from sales, leases, rentals or other dispositions of goods or rendition of services made under any of the trade names, logos or styles of such Grantor, or through any division of such Grantor; (b) rights to any Goods relating to any of the foregoing or arising therefrom, including rights to returned, reclaimed or repossessed Goods; (c) reserves and credit balances relating to any of the foregoing or arising therefrom; (d) all payment intangibles and other rights to payment and books and records and any electronic media and software relating thereto; and (e) healthcare insurance receivables.
“Administrative Agent” shall have the meaning given to that term in the introductory paragraph hereof.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.
“Borrower” and “Borrowers” shall have the meaning given to those terms in the introductory paragraph hereof.
“Chattel Paper” shall mean all “chattel paper” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts of any Grantor, evidencing or representing rights or interest in such chattel paper.
“Collateral” shall mean, collectively, all of each Grantor’s right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:
(i)all Accounts;
(ii)all Chattel Paper (whether tangible or electronic);
(iii)all Contracts;
(iv)all Contract Rights;
(v)all Deposit Accounts;
(vi)all Documents;
(vii)all Equipment;
(viii)all Fixtures;

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(ix)all General Intangibles;
(x)all Instruments;
(xi)all Inventory;
(xii)all Investment Property;
(xiii)all Real Estate;
(xiv)all Software;

(xv)	all Commercial Tort Claims set forth on Schedule VI or otherwise disclosed in writing to the Administrative Agent;

(xvi)	all money, cash or cash equivalents;

(xvii)	all Supporting Obligations and Letter-of-Credit Rights;

(xviii)
all other Goods and personal property, whether tangible or intangible and whether or not delivered, including, without limitation, such other goods and property (A) the sale or lease of which gives or purports to give rise to any Account or other Collateral, including, but not limited to, all Inventory and other merchandise returned or rejected by or repossessed from customers or (B) securing any Account or other Collateral, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such other Goods and personal property;

(xix)
all substitutes and replacements for, accessories, attachments, and other additions to, any of the above and all products or masses into which any Goods are physically united such that their identity is lost;

(xx)
all books and records pertaining to any of the Collateral or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, including, without limitation, all correspondence, files (including credit files), Software, computer programs, printouts, tapes, discs and other computer materials and records;

(xxi)	all policies and certificates of insurance relating to any of the foregoing, now owned or hereafter acquired, evidencing or pertaining to any and all items of Collateral; and

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(xxii)
all products and Proceeds of all or any of the Collateral described above (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, Instruments, Chattel Paper, security agreements and other documents;

provided, however, that “Collateral” and any component terms thereof shall not include (i) any Excluded Property, (ii) Capital Stock in (A) any Foreign Subsidiary other than, in the case of a Foreign Subsidiary owned directly by a Grantor, 65% of the aggregate Capital Stock of such Foreign Subsidiary with ordinary voting power and 100% of the Capital Stock of such Foreign Subsidiary without ordinary voting power and (B) any Disregarded Domestic Subsidiary other than, in the case of a Disregarded Domestic Subsidiary owned directly by a Grantor, 65% of the aggregate Capital Stock of such Disregarded Domestic Subsidiary with ordinary voting power and 100% of the Capital Stock of such Disregarded Domestic Subsidiary without ordinary voting power, (iii) Letter of Credit Rights in favor of any Regulated Insurance Company, (iv) any leasehold property, (v) fee-owned real property with a fair market value of less than $2,000,000, (vi) vehicles and other assets perfected by certificates of title, (vii) ownership interests in joint ventures and non-wholly owned Subsidiaries that cannot be pledged without the consent of one or more non-Affiliate third parties, (viii) any asset if the grant or perfection of a security interest is prohibited by applicable law, (ix) United States intent-to-use trademark applications, but only during the period in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable Federal law; (x) any Capital Stock of any Subsidiary held by any Grantor (other than the Capital Stock of LOTS held by Fortegra) but only for so long as Indebtedness under the Trust Preferred Indenture is outstanding, (xi) any Excluded Accounts, (xii) the Capital Stock of South Bay Acceptance Corporation, if the grant or perfection of a security interest therein requires the consent, approval or authorization of any Governmental Authority, which consent, approval or authorization has not been received or obtained, (xiii) any property acquired by any Grantor if and to the extent that the Administrative Agent and the Borrowers shall have determined that the costs (including, without limitation, recording taxes and filing fees) of creating and perfecting a Lien on such property interests are excessive in relation to the value of the security afforded thereby and (xiv) any lease, license, permit, contract or agreement to which any Grantor is a party or any of such Grantor’s rights or interests thereunder if and only for so long as the grant of a Lien thereon shall (i) give any other Person party to such lease, license, permit, contract or agreement the right to terminate its obligations thereunder, (ii) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (iii) constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, permit, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided that such lease, license, permit, contract or agreement shall be excluded from the definition of “Collateral” only to the extent and for so long as the consequences specified above shall exist and shall cease to be excluded from the definition of “Collateral” and shall become subject to the Liens granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist.

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“Commercial Tort Claims” shall mean, as to any Grantor, all “commercial tort claims” as such term is used in the UCC in or under which such Grantor may now or hereafter have any right, title or interest.
“Contract Rights” shall mean, as to any Grantor, all of such Grantor’s then owned or existing and future acquired or arising rights under Contracts not yet fully performed and not evidenced by an Instrument or Chattel Paper, to the extent that the same may lawfully be assigned.
“Contracts” shall mean, as to any Grantor, all “contracts” as such term is used in the UCC, and, in any event shall mean and include, without limitation, all of such Grantor’s then owned or existing and future acquired or arising contracts, undertakings or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Grantor may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to Inventory, the terms of payment or the terms of performance of any Account or any other Collateral.
“Copyright Filings” shall mean all copyright registrations and applications filed in the United States Copyright Office.
“Copyright License” shall mean, as to any Grantor, any and all rights of such Grantor under any license, contract or other agreement, whether written or oral, granting any right to use any Copyright or Copyright registration.
“Copyrights” shall mean, as to any Grantor, all of the following now owned or hereafter acquired by such Grantor or in which any Grantor now has or hereafter acquires any rights: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
“Copyright Security Agreement” shall mean a Copyright Security Agreement in a form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by any Grantor granting a security interest in its Copyrights to the Administrative Agent for the benefit of the Secured Creditors, as may be amended, modified or supplemented from time to time in accordance with its terms.
“Credit Agreement” shall have the meaning given to that term in the recitals hereto.
“Deposit Accounts” shall mean, as to any Grantor, all “deposit accounts” (as defined in the UCC) now owned or hereafter acquired by such Grantor, or in which such Grantor has or acquires any rights, or other receipts, covering, evidencing or representing rights or interest in such deposit accounts, and, in any event, shall mean and include, without limitation, all of such Grantor’s demand, time, savings, passbook, money market or like depositor accounts and all certificates of deposit, maintained with a bank, savings and loan association, credit union

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or like organization (other than a payroll account or an account evidenced by a certificate of deposit that is an Instrument).
“Documents” shall mean, as to any Grantor, all “documents” (as defined in the UCC) now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights, or other receipts, covering, evidencing or representing Goods, and, in any event shall mean and include, without limitation, all of such Grantor’s certificates or documents of origin and of title, warehouse receipts and manufacturers statements or origin.
“Equipment” shall mean, as to any Grantor, all “equipment” (as defined in the UCC) now owned or hereafter acquired by such Grantor and wherever located, and, in any event, shall mean and include, without limitation, all machinery, apparatus, equipment, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, tractors, rolling stock, fittings, trailers, forklifts, vehicles, computers and other electronic data processing, other office equipment of such Grantor, and all other tangible personal property (other than Inventory) of every kind and description used in such Grantor’s business operations or owned by such Grantor or in which such Grantor has an interest and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefor and all manuals, drawings, instructions, warranties and rights with respect thereto.
“Excluded Accounts” shall mean (i) all Deposit Accounts or Investment Accounts now owned or hereafter acquired by any Grantor (x) into which such Grantor deposits funds, Instruments or other Investment Property on behalf of another Person and (y) which such Grantor holds as an escrow or as a fiduciary for such Person, provided that such Deposit Accounts and Investment Accounts do not include funds or other property belonging to such Grantor other than, in the case of an interest bearing Deposit Account, interest accrued on such Deposit Account, (ii) all non-operating Deposit Accounts or Investment Accounts now owned or hereafter acquired by any Grantor maintained at a customer of such Grantor into which such customer regularly deposits funds owing to such Grantor and (iii) Deposit Accounts specially and exclusively used for payroll and payroll taxes, the balances of which are not in excess of the checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements, and other employee benefit payments to or for the benefit of such Grantor’s salaried employees.
“Excluded Property” shall mean any lease, license, permit, contract or agreement to which any Grantor is a party or any of such Grantor’s rights or interests thereunder if and only for so long as the grant of a Lien thereon shall (i) give any other Person party to such lease, license, permit, contract or agreement the right to terminate its obligations thereunder, (ii) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (iii) constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, permit, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided that such lease, license, permit, contract or agreement shall be excluded from the definition of “Collateral” only to the extent and for so long as one or more of the consequences specified above shall exist

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and shall cease to be excluded from the definition of “Collateral” and shall become subject to the Liens granted hereunder, immediately and automatically, at such time as the applicable consequence or consequences shall no longer exist.
“Fixtures” shall mean, as to any Grantor, all “fixtures” (as defined in the UCC) now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights, or other receipts, of such Grantor covering, evidencing or representing rights or interest in such fixtures.
“General Intangibles” shall mean, as to any Grantor, all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights and, in any event, shall mean and include, without limitation, all right, title and interest in or under all contracts, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, blueprints, plans, specifications, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), computer software, all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), reversions and any rights thereto and any other amounts payable to such Grantor from any benefit plan, multiemployer plan or other employee benefit plan, uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.
“Goods” shall mean, as to any Grantor, all “goods” (as defined in the UCC), now owned or hereafter acquired and, in any event, shall mean and include, without limitation, all of such Grantor’s then owned or existing and future acquired or arising movables, Fixtures, Equipment, Inventory and other tangible personal property.
“Grantor” and “Grantors” shall have the respective meanings given to such term in the introductory paragraph hereof
“Instruments” shall mean, as to any Grantor, all “instruments” (as defined in the UCC) now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights and, in any event, shall mean and include, without limitation, all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to such Grantor.
“Intellectual Property” shall mean, as to any Grantor, all of the following now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights:

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(a) all Patents, Copyrights, Trademarks and trade secrets; and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other Licenses to use any of the items described in the preceding clause (a).
“Inventory” shall mean, as to any Grantor, all “inventory” (as defined in the UCC) now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights and, in any event, shall mean and include, without limitation, (i) inventory, merchandise, Goods and other personal property intended for sale or lease or for display or demonstration, (ii) work in process, (iii) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of the foregoing or otherwise used or consumed in the conduct of business and (iv) Documents evidencing, and General Intangibles relating to, any of the foregoing.
“Investment Accounts” shall mean any and all securities accounts, brokerage accounts and commodities accounts.
“Investment Property” shall mean, as to any Grantor, all “investment property” (as defined in the UCC) now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights and, in any event, shall mean and include, without limitation, (i) all “certificated securities”, “uncertificated securities”, “security entitlements”, “securities accounts”, “commodity contracts” and “commodity accounts” (as all such terms are defined in the UCC) of such Grantor, (ii) any other securities, whether certificated or uncertificated, including, but not limited to, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit and mutual fund shares; (iii) all securities entitlements of such Grantor, including, but not limited to, the rights of such Grantor to any Investment Accounts and the financial assets held by a financial intermediary in such accounts and any free credit balance or other money owing by any financial intermediary with respect to such accounts; (iv) all commodity contracts of such Grantor; and (v) all Investment Accounts of such Grantor.
“Lenders” shall have the meaning given to that term in the recitals hereto and shall include their respective successors and assigns.
“Letter of Credit Rights” shall mean, as to any Grantor, “letter-of-credit rights” (as defined in the UCC), now owned or hereafter acquired by such Grantor, and, in any event, shall mean and include, without limitation, rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.
“License” shall mean, as to any Grantor, any Copyright License, Patent License, Trademark License or other license of rights or interests of such Grantor in Intellectual Property.
“Patent Filings” shall mean any letters patent or applications for letters patent filed in the United States Patent and Trademark Office.
“Patent License” shall mean, as to any Grantor, any written agreement now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights

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granting any right with respect to any property, process or other invention on which a Patent is in existence.
“Patent Security Agreement” shall mean a Patent Security Agreement in a form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by any Grantor granting a security interest in its Patents to the Administrative Agent for the benefit of the Secured Creditors, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Patents” shall mean, as to any Grantor, all of the following now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations, issuances and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, issued patents, recordings and applications for letters patent in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.
“Permitted Lien” shall mean any Lien created hereunder or otherwise permitted in accordance with the terms of the Credit Agreement.
“Proceeds” shall mean all “proceeds” (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds: Accounts, Inventory, General Intangibles, Documents, Instruments and Equipment.
“Real Estate” shall mean, as to any Grantor, now owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Grantor’s now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.
“Secured Creditors” shall have the meaning given to that term in the recitals hereto and shall include their successors and assigns.
“Security Interests” shall mean the security interests granted to the Administrative Agent for the benefit of the Secured Creditors pursuant to Section 2 of this Agreement as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of this Agreement.
“Software” shall mean, as to any Grantor, all “software” (as defined in the UCC), now owned or hereafter acquired by such Grantor, including all computer programs and all supporting information provided in connection with a transaction related to any program.

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“Subsidiary Guaranty” shall have the meaning given that term in the recitals hereto.
“Subsidiary Loan Parties” shall have the meaning given to that term in the introductory paragraph hereto.
“Supporting Obligations” shall mean, as to any Grantor, all “supporting obligations” (as defined in the UCC), now owned or hereafter acquired by such Grantor, and, in any event, shall mean and include, without limitation, letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and all of such Grantor’s mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any collateral, or are acquired for the purpose of securing and enforcing any item thereof.
“Trademark Filings” shall mean all trademark registrations and applications filed in the United States Patent and Trademark Office.
“Trademark License” shall mean, as to any Grantor, any written agreement now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any such rights granting to such Grantor any right to use any Trademark.
“Trademark Security Agreement” shall mean a Trademark Security Agreement in a form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by any Grantor granting a security interest in its Trademarks to the Administrative Agent for the benefit of the Secured Creditors, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Trademarks” shall mean, as to any Grantor, all of the following now owned or hereafter acquired by such Grantor or in which such Grantor has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.
“Trust Funds” shall mean any cash or cash equivalents comprised of (i) funds specially and exclusively used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Grantor’s employees, (ii) all taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and (iii) any other funds, (x) which such Grantor holds on behalf of another Person and (y) which such Grantor holds as an escrow or as a fiduciary for such Person.

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“Trust Fund Activation Event” shall mean the date upon which the Administrative Agent provides instructions with respect to the disposition of funds on deposit in any Deposit Account of any Grantor.
“Trust Fund Certificate” shall mean an officer’s certificate from a Responsible Officer of any Grantor certifying (i) the type and amount of any Trust Funds contained or held in a Deposit Account and (ii) that the failure to remit such Trust Funds to the Person entitled thereto could reasonably be expected to result in personal, criminal or civil liability to any director, officer or employee of any Grantor or any Subsidiary of any Grantor under any applicable Requirement of Law.
“UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non- perfection.
“United States” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.
SECTION 2.The Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Grantor does hereby pledge, assign, hypothecate, set over and convey unto the Administrative Agent for the benefit of the Secured Creditors, and does hereby grant to the Administrative Agent for the benefit of the Secured Creditors, a first priority continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the Collateral (and all rights therein) whether now existing or hereafter from time to time acquired.
(b) The Security Interests of the Administrative Agent under this Agreement extend to all Collateral which any Grantor may acquire at any time during the continuation of this Agreement.
SECTION 3.Representations and Warranties. Each Grantor hereby confirms to the Administrative Agent and the other Secured Creditors that each of the representations and warranties set forth in the Loan Documents that is made by or on behalf of such Grantor by the Borrowers is true and correct in all material respects (except to the extent such representations and warranties are qualified by “Material Adverse Effect”, “material”, “all material respects” or words of similar import, in which case, such representations and warranties shall be true and correct in all respects) on and as of any date of determination (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Each Grantor further represents and warrants to the Administrative Agent for the benefit of the Secured Creditors, as follows:

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(a)    The Security Interests shall constitute a valid, perfected security interest in favor of the Administrative Agent in the Collateral (in the case of Collateral consisting of Intellectual Property that can be perfected only by means of filing with the United States Patent and Trademark Office or the United States Copyright Office, such Security Interests shall constitute a valid, perfected security interest only with respect to material Patents, Trademarks and Copyrights) to the extent required to be perfected in accordance with the terms of the Loan Documents and for which perfection is governed by the UCC or filing with the United States Patent and Trademark Office or the United States Copyright Office upon (i) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified in opinions of counsel delivered to the Administrative Agent on the Closing Date, (ii) the delivery to the Administrative Agent of all Collateral consisting of Instruments and Investment Property in certificated form, in each case properly endorsed for transfer to the Administrative Agent or in blank, (iii) the execution of securities account control agreements with respect to Investment Property not in certificated form and not held in accounts maintained with the Administrative Agent, (iv) the execution of deposit account control agreements with respect to all Deposit Accounts of a Grantor which are not maintained with the Administrative Agent and (v) to the extent not subject to Article 9 of the UCC, upon recordation or other appropriate filings of the Security Interests in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including, but not limited to, the United States Copyright Office and the United States Patent and Trademark Office; provided that notwithstanding anything herein to the contrary, to the extent perfection of the Security Interests in Patents, Trademarks and Copyrights can be achieved only by means of recordation or other appropriate filings in the applicable intellectual property registries, the Grantors’ obligation to perfect such Security Interests shall be limited to material Patents, Trademarks and Copyrights. The Security Interests constitute or will constitute, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein (in the case of Collateral consisting of Intellectual Property that can be perfected only by means of filing with the United States Patent and Trademark Office or the United States Copyright Office, only with respect to material Patents, Trademarks and Copyrights) prior to the rights of all other Persons therein (other than rights pursuant to Permitted Liens) and subject to no other Liens (other than Permitted Liens) and are entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.
(b)    Such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and has good and marketable title to all of its Collateral, free and clear of any Liens other than Permitted Liens.
(c)    Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction. None of the Collateral is in the possession of a Person asserting any claim thereto or security interest therein, except (i) that the Administrative Agent or its designee may have possession of Collateral as contemplated hereby or (ii) in connection with other Permitted Liens.

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(d)    All Inventory and Equipment is insured in accordance with the requirements set forth herein.
(e)    This Agreement, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(f)    None of the Collateral constitutes, or is the Proceeds of “farm products” (as defined in the UCC).
(g)    Schedule I correctly sets forth as of the Closing Date each Grantor’s state of organization, organizational identification number and correct legal name as indicated on the public record of such Grantor’s jurisdiction of organization.
(h)    Schedule II correctly sets forth as of the Closing Date all names and trade names that each Grantor has used within the last five years and the names of all Persons that have merged into or been acquired by such Grantor within the last five years.
(i)    Schedule III correctly sets forth as of the Closing Date (i) each Grantor’s chief executive office, (ii) the locations where the primary books or records relating to the Collateral are maintained, (iii) all individual locations in which tangible assets with a value in excess of $1,000,000 (other than assets in transit or out for repair) of any Grantor are located, (iv) all third parties with possession of any Inventory or Equipment with a value in excess of $1,000,000 (other than Inventory or Equipment in transit or out for repair) owned by any Grantor and (v) each Grantor’s mailing address (if different from the chief executive office).
(j)    Schedule IV correctly sets forth as of the Closing Date the name and address of each bank or institution at which any Grantor maintains Deposit Accounts or Investment Accounts, and the account numbers for each Deposit Account.
(k)    Schedule V correctly sets forth as of the Closing Date all letters of credit in an amount in excess of $1,000,000 under which any Grantor is a beneficiary.
(l)    Schedule VI correctly sets forth as of the Closing Date all Commercial Tort Claims in an amount in excess of $1,000,000 owned by any Grantor.
(m)    As of the Closing Date, there is no material Patent Filing, Trademark Filing or Copyright Filing under the name of any Grantor in the United States Patent and Trademark Office or United States Copyright Office, as the case may be, except as set forth on Schedule VII hereto or as otherwise disclosed to the Administrative Agent in writing in accordance with the terms of this Agreement. All registrations listed in Schedule VII hereto are valid and in full force and effect.
(n)    No authorization, approval or other action by, and no notice to or filing with any Governmental Authority is required for either (i) the pledge or grant by any Grantor of the Security Interests purported to be created in favor of the Administrative Agent for the benefit

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of the Secured Creditors hereunder, or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral, except for (a) the filings contemplated hereunder and as may be required in connection with the disposition of any Collateral or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral or notice filings required by any State or Federal Assignments of Claims Act, (b) those already obtained or made and that are in full force and effect and (c) only in the case of clause (ii) above, those which, if not obtained or made, could not reasonably be expected to result in a Material Adverse Effect.
(o)    The execution, delivery and performance of this Agreement by each Grantor (i) will not violate or result in a breach or default under any Material Agreement to which any Grantor is a party or give rise to a right thereunder to require any payment by such Grantor and (ii) are within each Grantor’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action.
(p)    There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any governmental authority, pending, or to the knowledge of any Grantor, threatened against any Grantor or such Grantor’s property which will materially and adversely affect the ability of any Grantor to perform its obligations under this Agreement.
SECTION 4.Further Assurances; Covenants.
(a)    General.
(i)    No Grantor shall (A) move its principal records and books of account from the chief executive office of the Borrowers, change its legal name or the name under which it does business, change its jurisdiction of organization or otherwise change its organizational structure to the extent any financing statement filed in connection with this Agreement would become “seriously misleading” (as such term is used in the UCC) without giving the Administrative Agent at least ten days’ prior written notice (or such shorter period to which the Administrative Agent may agree) and authorizing the filing by the Administrative Agent of financing statements reasonably satisfactory to the Administrative Agent prior to such change or (B) change its chief executive office without giving the Administrative Agent written notice thereof within thirty days after such change (or such longer period to which the Administrative Agent may agree) and authorizing the filing by the Administrative Agent of financing statements reasonably satisfactory to the Administrative Agent prior to such change.
(ii)    Each Grantor hereby authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file financing statements, continuations and amendments that describe the collateral covered by such financing statements as “all assets of Grantor”, “all personal property of Grantor” or words of similar effect, in such jurisdictions as the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Security Interests and enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral. Each Grantor will, from time

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to time, and at its own expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office or the United States Copyright Office, Copyright or Patent filings and any filings of financing or continuation statements under the UCC), in each case that the Administrative Agent may reasonably request in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Administrative Agent to obtain the full benefits of this Agreement, or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. Each Grantor shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Collateral.
(iii)    No Grantor shall (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than sales of assets and other related transactions permitted under the Credit Agreement or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for the Permitted Liens.
(iv)    Each Grantor will promptly upon request, provide to the Administrative Agent all information and evidence the Administrative Agent may reasonably request concerning the Collateral, to enable the Administrative Agent to enforce the provisions of this Agreement.
(v)    Each Grantor shall take all actions necessary or reasonably requested by the Administrative Agent in order to maintain the perfected status of the Security Interests (in the case of Security Interests in Collateral consisting of Intellectual Property that can be perfected only by means of filing with the United States Patent and Trademark Office or the United States Copyright Office, only with respect to material Patents, Trademarks and Copyrights) and to otherwise carry out the purposes of this Agreement.
(vi)    No Grantor shall file, without the prior written consent of the Administrative Agent, any amendment to, or termination of, a financing statement naming any Grantor as debtor and the Administrative Agent as secured party, or any correction statement with respect thereto, in any jurisdiction.
(vii)    Each Grantor shall take all steps necessary to grant the Administrative Agent control of all electronic Chattel Paper with an individual value in excess of $1,000,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
(viii)    Each Grantor shall keep the Collateral in good working order and repair, ordinary wear and tear and casualty and condemnation excepted, and will not use the same in violation of material law or any policy of insurance thereon.

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(ix)    Except for the Security Interests and Permitted Liens, the Grantors shall at all times be the sole owners or lessees of each and every item of Collateral, other than Trust Funds.
(x)    Each Grantor shall defend its title and use commercially reasonable efforts to defend its interest in and to, and the Security Interests in, the Collateral against the claims and demands of all Persons, other than holders of Permitted Liens.
(xi)    Each Grantor hereby confirms and agrees that, so long as the Termination Conditions have not been satisfied, such Grantor will perform and observe all of the terms, covenants and agreements set forth in the Loan Documents on its part to be performed or observed or that the Borrowers have agreed to cause such Grantor to perform or observe.
(b)    Accounts, Etc.
(i)    Each Grantor shall use all reasonable efforts consistent with prudent business practice to cause to be collected from the Account Debtors, as and when due, any and all amounts owing under or on account of each Account granted as Collateral hereunder (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys’ fees) of collection of Accounts incurred by any Grantor or the Administrative Agent shall be borne by such Grantor.
(ii)    Each Grantor shall perform and comply in all material respects with all of its obligations in respect of Accounts, Instruments and General Intangibles.
(c)    Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit.
(i)    Each Grantor shall, within 60 days after written request by the Administrative Agent or as otherwise required pursuant to the Credit Agreement, in the case of Deposit Accounts or Investment Accounts now maintained or hereafter opened, which, for any period of five consecutive Business Days during the term of this Agreement have individually had an average daily balance of more than $600,000 (calculated at the end of each Business Day), which balance shall be communicated by the Borrowers to the Administrative Agent (other than Excluded Accounts), deliver to the Administrative Agent control agreements, in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion, executed by such Grantor, the bank at which the Deposit Account or Investment Account is located and the Administrative Agent.
(ii)    If any Grantor shall become the beneficiary of any individual letter of credit with a stated amount in excess of $1,000,000, such Grantor shall use

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commercially reasonable efforts to cause the issuer of such letter of credit to consent to the assignment of the proceeds of such letter of credit to the Administrative Agent, such assignment to be in form and substance reasonably satisfactory to the Administrative Agent.
(iii)    Each Grantor, at any time and from time to time, will, subject to clause (iii) above, take such steps as the Administrative Agent may reasonably request from time to time (A) for the Administrative Agent to obtain “control” of any Investment Property, with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (B) otherwise to insure the continued perfection and priority of the Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein.
(d)    Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim in an amount in excess of $1,000,000 other than those listed on Schedule VI attached hereto, such Grantor shall promptly notify the Administrative Agent thereof in writing, providing a reasonable description and summary thereof, and, if necessary, shall execute a supplement to this Agreement granting a security interest in such commercial tort claim to the Administrative Agent.
(e)    Inspection. Each Grantor will permit any representative of the Administrative Agent or any Secured Creditor, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers, subject to Section 6.7 of the Credit Agreement.
SECTION 5.Insurance, Reporting and Recordkeeping. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the termination of this Agreement pursuant to Section 13(a):
(a)    Insurance. Each Grantor shall, at its own expense, maintain insurance as required by Section 6.8 of the Credit Agreement.
(b)    Reporting Obligations. Concurrently with the delivery of the financial statements referred to in Section 6.1(a) and (c) of the Credit Agreement, the Grantors, if necessary, shall update the disclosures set forth in Schedule III, Schedule IV, Schedule VI and/or Schedule VII to this Agreement so that the information provided on such schedules is true, complete and correct as of the day of delivery of the applicable financial statements.
SECTION 6.General Authority. Each Grantor hereby irrevocably appoints the Administrative Agent its true and lawful attorney-in-fact, with full power of substitution, in the name of such Grantor, the Administrative Agent or otherwise, for the sole use and benefit of the Administrative Agent on its behalf and on behalf of the Secured Creditors, but at such Grantor’s expense, to exercise, at any time all or any of the following powers:
(i)    to file the financing statements, financing statement amendments and continuation statements referred to in Section 4(a)(ii),

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(ii)    to endorse any checks or other instruments or orders in connection therewith,
(iii)    to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,
(iv)    to file any claims or take any action or institute any proceedings which the Administrative Agent may reasonably deem necessary or appropriate to accomplish the purposes of this Agreement;
(v)    to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,
(vi)    to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof, and
(vii)    to extend the time of payment with reference to the Collateral and to make any allowance and other adjustments with reference to the Collateral.
provided, however, that the powers described in clauses (ii) through (vii) above may be exercised by the Administrative Agent only if an Event of Default then exists. The appointment as attorney-in-fact under this Section 6 is irrevocable and coupled with an interest.
SECTION 7.Remedies Upon an Event of Default.
(a)    If any Event of Default has occurred and is continuing, the Administrative Agent may, without further notice to the Grantors, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor upon default under the UCC, or that are otherwise available at law or in equity, at any time, in any order and in any combination, including collecting any and all Obligations from the Grantors, and, in addition, the Administrative Agent or its designee may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent shall give the Grantors not less than ten days prior written notice of the time and place of any sale or other intended disposition of Collateral. Each Grantor agrees that any such notice constitutes “reasonable notification” within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).
(b)    If any Event of Default exists, the Administrative Agent or any Secured Creditor may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor agrees to execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall

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have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely free from any claim or right of any kind, including any equity or right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.
(c)    If any Event of Default exists, for the purpose of enforcing any and all rights and remedies under this Agreement, the Administrative Agent may (i) require any Grantor to, and each Grantor agrees that it will, at the joint and several expense of the Grantors, and upon the Administrative Agent’s request, forthwith assemble all or any part of its Collateral as directed by the Administrative Agent and make it available at a place designated by the Administrative Agent which is, in the Administrative Agent’s opinion, reasonably convenient to the Administrative Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Administrative Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor’s books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Administrative Agent deems appropriate and, in connection with such preparation and disposition, use without charge any Trademark, trade name, Copyright, Patent or technical process used by such Grantor.
(d)    Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:
(i)    Upon the Administrative Agent’s request, each Grantor will promptly notify each Account Debtor in respect of any Account or Instrument of

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such Grantor that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent. Notwithstanding the foregoing, each Grantor herby authorizes the Administrative Agent, upon the occurrence and during the continuance of an Event of Default, to directly contact and notify the Account Debtors or obligors under any Accounts, of the assignment of such Collateral to the Administrative Agent, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, and during the continuance of an Event of Default, such Grantor shall not give any contrary instructions to such Account Debtor or other Person without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld). If, notwithstanding the giving of any notice, any Account Debtor or other Person shall make payments to a Grantor, such Grantor shall hold all such payments it receives in trust for the Administrative Agent, for the account of the Secured Creditors and shall immediately upon receipt deliver the same to the Administrative Agent.
(ii)    The Administrative Agent may establish or cause to be established one or more lockboxes or other arrangements for the deposit of proceeds of Accounts, and in such case, each Grantor shall cause to be forwarded to the Administrative Agent, on a daily basis, all checks and other items of payment and deposit slips related thereto deposited in such lockboxes.
(iii)    The Administrative Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Licenses and take or refrain from taking any action under any thereof, and each Grantor hereby releases the Administrative Agent from, and agrees to hold the Administrative Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for the Administrative Agent’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.
(iv)    Upon written request by the Administrative Agent, each Grantor agrees to execute and deliver to the Administrative Agent powers of attorney, in form and substance satisfactory to the Administrative Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any such disposition pursuant to this Section 7, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or

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Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to the Administrative Agent.
(e)    The Administrative Agent, on behalf of the Secured Creditors, and, by accepting the benefits of this Agreement, the Secured Creditors, expressly acknowledge and agree that this Agreement may be enforced only by the action of the Administrative Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Administrative Agent for the benefit of the Secured Creditors upon the terms of this Agreement.
The Administrative Agent acknowledges that the Deposit Accounts under its control may from time to time contain Trust Funds, which the Grantors are required to collect and remit from time to time, but which, pending such remittance, shall be contained or held in such Deposit Accounts. Following the occurrence of the Trust Fund Activation Event, the Administrative Agent agrees (to the extent permitted by applicable Requirements of Law) to notify the applicable Grantor thereof within one Business Day of the occurrence of such event. Upon receipt of such notice the applicable Grantor may, within ten Business Days thereafter, deliver (or cause to be delivered) a Trust Fund Certificate. Notwithstanding anything to the contrary herein or in any other Loan Document,(x) within one Business Day following receipt if such certificate is received by the Administrative Agent by 11:00 a.m. on any Business Day, or (y) within two Business Days following receipt if such certificate is received by the Administrative Agent after 11:00 a.m. on any Business Day, the Administrative Agent shall remit, or instruct the relevant bank to remit, in each case to the extent permitted by applicable Requirements of Law, the amount of the Trust Funds specified in the Trust Fund Certificate to the applicable Grantor for payment to the appropriate Person to the extent funds are available in such Grantor’s account.
SECTION 8.Limitation on the Administrative Agent’s Duty in Respect of Collateral.
(a)    Beyond reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
(b)    The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of any Grantor in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Administrative Agent shall not be liable or responsible for any loss or damage to any of the Grantors’ Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.
(c)    The Administrative Agent or any Secured Creditor shall not be required to marshal any present or future Collateral for, or other assurance of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of the

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rights of the Administrative Agent hereunder and the Administrative Agent or any other Secured Creditor in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefit of all such laws.
SECTION 9.Application of Proceeds. All monies collected by the Administrative Agent upon any sale or other disposition of any Collateral pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof, together with all other monies received by the Administrative Agent hereunder (including all monies received in respect of post-petition interest) as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Grantor, or the application of any Collateral to the payment thereof or any distribution of Collateral upon the liquidation or dissolution of any Grantor, or the winding up of the assets or business of any Grantor shall be applied in the manner set forth in the Credit Agreement. It is understood and agreed that each Grantor shall remain liable to the Secured Creditors to the extent of any deficiency between (i) the amount of the proceeds of the Collateral received by the Administrative Agent hereunder and (ii) the aggregate amount of the Obligations.
SECTION 10.Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Secured Creditors and, so long as no Event of Default has occurred or is continuing, the Grantors, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Administrative Agent and the Secured Creditors with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 10).
SECTION 11.Indemnity; Expenses.
(a)    The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 11.3 of the Credit Agreement.
(b)    Without limiting the application of subsection (a) above, each Grantor jointly and severally agrees to indemnify, reimburse and hold the Administrative Agent and each other Secured Creditor and their respective successors, assigns, employees, officers, directors, affiliates and agents (hereinafter in this Section referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs,

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expenses or disbursements (including reasonable attorneys’ fees and expenses (provided that reimbursement of legal expenses shall be limited to the expenses of one counsel to the Indemnitees taken as a whole, and, solely in the case of a conflict of interest, one additional counsel to the affected Indemnitees taken as a whole, and, if reasonably necessary, one local counsel in any relevant and material jurisdiction)) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral, including the violation by any Grantor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim, or any misrepresentation by any Grantor in this Agreement, any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Loan Document; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) relate to the presence or Release of Hazardous Materials or any violation of Environmental Laws that first occurs at any property after such property is transferred to an Indemnitee by means of foreclosure, deed-in-lieu of foreclosure or similar transfer, and is not an Environmental Liability of the Grantors or any of their Subsidiaries,
(c)    Without limiting the application of subsection (a) above, each Grantor agrees, jointly and severally, but without duplication, to pay or reimburse the Administrative Agent upon demand for any and all reasonable and documented out-of-pocket fees, costs and expenses of whatever kind or nature (but limited, in the case of legal counsel, to the reasonable and documented out-of-pocket fees and disbursements of one law firm in each applicable jursidiction) incurred in connection with the creation, preservation or protection of the Administrative Agent’s Security Interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
(d)    If and to the extent that the obligations of any Grantor under this Section 11 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. This Section 11 shall survive the termination of this Agreement.

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SECTION 12.Security Interest Absolute.
All rights of the Administrative Agent, the Security Interests, and all obligations of the Grantors’ hereunder, shall be absolute and unconditional irrespective of:
(a)    the bankruptcy, insolvency or reorganization of any Grantor or any of their Subsidiaries;
(b)    any lack of validity or enforceability of any Loan Document;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Grantor or any of their Subsidiaries or otherwise;
(d)    any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;
(e)    any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Obligations or any other assets of any Grantor or any of their Subsidiaries;
(f)    any change, restructuring or termination of the structure or existence of any Grantor or any of their Subsidiaries; or
(g)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor.
SECTION 13.Termination of Security Interests; Release of Collateral.
(a)    Upon the satisfaction of the Termination Conditions, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors.
(b)    A Grantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Loan Party. The Security Interests in any Collateral that is sold or to be sold as part of or in connection with any sale or other disposition not prohibited by the terms of the Loan Documents to any Person or other than a Loan Party shall be automatically released upon the consummation of such transaction.
(c)    In connection with any termination or release pursuant to subsection (a) or (b) above, the Administrative Agent will, at the expense of such Grantor, deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request, but without recourse

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or warranty to the Administrative Agent, including but not limited to, written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.
(d)    The Administrative Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 13.
SECTION 14.Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 15.Notices. All notices, requests and other communications hereunder shall be effected in the manner provided for in Section 10.1 of the Credit Agreement and shall be given to the Grantors and the Administrative Agent at their respective addresses for notices provided for in the Credit Agreement.
SECTION 16.No Waiver; Remedies Cumulative. No failure or delay by the Administrative Agent in exercising any right or remedy hereunder, and no course of dealing between any Grantor on the one hand and the Administrative Agent or any Secured Creditor on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Administrative Agent would otherwise have. No notice to or demand on any Grantor not required hereunder in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the Administrative Agent’s rights to any other or further action in any circumstances without notice or demand.
SECTION 17.Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Secured Creditors, hereunder, inure to the benefit of the Administrative Agent, the Secured Creditors, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Administrative Agent for the benefit of the

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Secured Creditors hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement without the prior written consent of the Secured Creditors.
SECTION 18.Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent on behalf of the Secured Creditors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 19.Governing Law; Waiver of Jury Trial.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK.
(b)    EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (b) OF THIS SECTION 19 AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 19. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE

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DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15 HEREOF. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(e)    EACH GRANTOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
SECTION 20.Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
SECTION 21.Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by telecopy or other electronic imaging means (including “pdf’ format)), but all of which shall together constitute one and the same instruments. Delivery of an executed counterpart of this Agreement by facsimile or by such electronic means shall be equally effective as delivery of an original executed counterpart.
SECTION 22.Headings Descriptive; Interpretation. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. As used herein, the words “include”, “includes” and “including” are not limiting and shall be deemed to be followed by the phrase “without limitation”.
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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
GRANTORS:
FORTEGRA FINANCIAL CORPORATION
By:     /s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh
Title: Chief Executive Officer and President
LOTS INTERMEDIATE CO.
By:     /s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh
Title: Chief Executive Officer and President
LOTSOLUTIONS, INC.
By:     /s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh
Title: Chairman
BLISS AND GLENNON, INC.
By:     /s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh
Title: Chairman
AUTO KNIGHT MOTOR CLUB INC.
By /s/ John G. Short
Name: John G. Short
Title: Chairman, Chief Executive Officer

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CONTINENTAL CAR CLUB, INC.
By /s/ John G. Short
Name: John G. Short
Title: Chairman,Chief Executive Officer and President
UNITED MOTOR CLUB OF AMERICA, INC.
By /s/ John G. Short
Name: John G. Short
Title: Chairman and Chief Executive Officer

EREINSURE.COM, INC.
By:     /s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh
Title: Chairman
SOUTH BAY ACCEPTANCE CORPORATION
By /s/ Walter P. Mascherin
Name: Walter P. Mascherin
Title: Chairman,Chief Executive Officer and President
PACIFIC BENEFITS GROUP NORTHWEST, L.L.C.
By:     /s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh
Title: Chief Executive Officer

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ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By /s/ Charles N. Kauffman
Name: Charles N. Kauffman
Title: Senior Vice President

[Signature Page to Security Agreement]
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SCHEDULE I

Legal Name; Jurisdiction of Organization; Organizational Identification Number

Legal Name of Grantor	State of Organization	Organizational Identification Number
Fortegra Financial Corporation	Delaware	4885848
LOTS Intermediate Co.	Delaware	4365570
Auto Knight Motor Club Inc.	California	C2372273
Bliss and Glennon, Inc.	California	C0509689
CONTINENTAL CAR CLUB, INC.	Tennessee	0123801
eReinsure.com, Inc.	Delaware	3115339
LOTSolutions, Inc.	Georgia	K801853
Pacific Benefits Group Northwest, L.L.C.	Oregon	562201-80
South Bay Acceptance Corporation	California	C1868099
United Motor Club of America, Inc.	Kentucky	0425253

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SCHEDULE II

Prior Names; Trade Names

Grantor	Names and Trade Names Used in Last 5 Years	Names of all Persons Merged into or Acquired by Grantor in Last 5 Years
Fortegra Financial Corporation	Life of the South Corporation	None
LOTS Intermediate Co.	None
Acquired Bliss and Glennon, Inc. on April 2009
Acquired Continental Car Club, Inc. on May 2010
Acquired South Bay Acceptance Corporation on May 2010
Acquired United Motor Club of America, Inc. on September 2010
Acquired Auto Knight Motor Club Inc. on January 2011
Acquired eReinsure.com, Inc. on March 2011
Acquired Pacific Benefits Group Northwest, L.L.C. on October 2011
Acquired CIRG, LLC on November 2009 and subsequently sold the entity on July 2011
Acquired Magna Insurance Company on December 2011

Auto Knight Motor Club Inc.	None	None
Bliss and Glennon, Inc.	South Bay Underwriters Mill Valley Underwriters	None
CONTINENTAL CAR CLUB, INC.	None	None
eReinsure.com, Inc.	None	None
LOTSolutions, Inc.	Consecta Universal Equipment Recovery Group	Life of the South Service Company, a Georgia corporation, merged into LOTSolutions, Inc. effective October 1, 2008
Pacific Benefits Group Northwest, L.L.C.	None	None
South Bay Acceptance Corporation	None	None
United Motor Club of America, Inc.	None	None

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SCHEDULE III

Locations

(i)    Chief Executive Office

Grantor	Address
Fortegra Financial Corporation	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
LOTS Intermediate Co.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
Auto Knight Motor Club Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
Bliss and Glennon, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
CONTINENTAL CAR CLUB, INC.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
eReinsure.com, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
LOTSolutions, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
Pacific Benefits Group Northwest, L.L.C.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
South Bay Acceptance Corporation	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
United Motor Club of America, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256

(ii)    Locations of Books or Records Relating to Collateral

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Grantor	Address
Fortegra Financial Corporation	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
LOTS Intermediate Co.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
Auto Knight Motor Club Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
Bliss and Glennon, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
CONTINENTAL CAR CLUB, INC.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
eReinsure.com, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
LOTSolutions, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
Pacific Benefits Group Northwest, L.L.C.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
South Bay Acceptance Corporation	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256
United Motor Club of America, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256

(iii)    Locations of Tangible Assets

Grantor	Address
Fortegra Financial Corporation LOTS Intermediate Co. LOTSolutions, Inc.	10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL 32256

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Grantor	Address
Bliss and Glennon, Inc.	435 N. Pacific Coast Highway #200 Redondo Beach, CA 90277

(iv)	Third Parties in Possession of Inventory or Equipment

None.

(v)    Mailing Address (if different from chief executive office)

None.

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SCHEDULE IV

Deposit Accounts and Investment Accounts

Grantor	Financial Institution	Address of Financial Institution	Account Number
Auto Knight Motor Club Inc.	Pacific Premier	1711 E. Palm Canyon Drive Palm Springs, CA 92264
Bliss and Glennon, Inc.	Bank of America	2049 Century Park East Suite 200 Los Angeles, CA 90067
Bliss and Glennon, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
Bliss and Glennon, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
Bliss and Glennon, Inc.	Bank of America	2049 Century Park East Suite 200 Los Angeles, CA 90067
Bliss and Glennon, Inc.	Bank of America	2049 Century Park East Suite 200 Los Angeles, CA 90067
Bliss and Glennon, Inc.	Bank of America	2049 Century Park East Suite 200 Los Angeles, CA 90067
Continental Car Club, Inc.	First Bank of Tennessee	420 3rd Avenue Dayton, TN 37321
eReinsure.com, Inc.	JP Morgan Chase	P. O. Box 659754 San Antonio, TX 78265
eReinsure.com, Inc.	JP Morgan Chase	P. O. Box 659754 San Antonio, TX 78265
eReinsure.com, Inc.	JP Morgan Chase	P. O. Box 659754 San Antonio, TX 78265
LOTS Intermediate Co.	Synovus Bank	10407 Centurian Parkway North Jacksonville, FL 32206
LOTSolutions, Inc.	Union Bank	300 N. Main Marksville, LA 71351
LOTSolutions, Inc.	Union Bank	300 N. Main Marksville, LA 71351
LOTSolutions, Inc.	M C Bank & Trust	P. O. Drawer 2000, Morgan City, LA 70381
LOTSolutions, Inc.	Fifth Third Bank	P.O. Box 630900, Cincinnati, OH 45263
LOTSolutions, Inc.	United Community Bank	P.O. Box 398 Blairsville, GA 30514

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LOTSolutions, Inc.	Capital One	6550 Normandy Boulevard Jacksonville, FL 32205
LOTSolutions, Inc.	B B & T	200 West Forsyth Street Jacksonville, FL 32202
LOTSolutions, Inc.	Sun Trust	25 Park Place Atlanta, GA 30303
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202

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LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
LOTSolutions, Inc.	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
Fortegra Financial Corporation	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
Fortegra Financial Corporation	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
South Bay Acceptance Corporation	Wells Fargo	1 Independent Drive Jacksonville, FL 32202
United Motor Club of America, Inc.	US Bank	1 Independent Drive Jacksonville, FL 32202
Pacific Benefits Group Northwest, L.L.C.	Umpqua Bank	1 Independent Drive Jacksonville, FL 32202

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SCHEDULE V

Letters of Credit

None.

#4823-7400-8848

SCHEDULE VI

Commercial Tort Claims

None.

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SCHEDULE VII

Intellectual Property

PATENTS OWNED BY EACH GRANTOR

Patents

Owner	Title of Invention	Patent Number	Registration Date
eReinsure.com, Inc.	System and Methods for Negotiating Reinsurance for a risk	7,333,940	2/19/2008
eReinsure.com, Inc.	Negotiating Reinsurance For A Risk	7,565,302	7/21/2009

Patent Applications
None.

TRADEMARK/TRADE NAMES OWNED BY EACH GRANTOR
Trademark Registrations

Owner	Trademark	Registration Number	Registration Date
Fortegra Financial Corporation	ENDLESS POSSIBILITIES	3724087	12/15/2009
Fortegra Financial Corporation	FF FORTEGRA FINANCIAL (and design) LOGO	3726955	12/22/2009
Fortegra Financial Corporation	FORTEGRA FINANCIAL	3724088	12/15/2009
Fortegra Financial Corporation	LIFE OF THE SOUTH	1375035	12/10/1985
LOTSolutions, Inc.	Lotsolutions	2983279	8/9/2005
Pacific Benefits Group Northwest, L.L.C.	PACIFIC BENEFITS GROUP	S-36044 (OREGON)	7/3/2002

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Pacific Benefits Group Northwest, L.L.C.	Pacific Benefits Group(logo)	S-39996 (OREGON)	7/5/2007
eReinsure.com, Inc.	EREINSURE	3296328 (U.S.)	9/25/2007
eReinsure.com, Inc.	EREINSURE	2325307 (GREAT BRITAIN AND NORTHERN IRELAND)	10/24/2003
eReinsure.com, Inc.	EREINSURE	003079944 (EUROPEAN COMMUNITY)	3/1/2005

Trademark Applications

Owner	Trademark Application	Application Number	Filing Date
Pacific Benefits Group Northwest, L.L.C.	SHIELDME	85/680158	7/18/2012

COPYRIGHTS OWNED BY EACH GRANTOR
Copyrights
None.

Copyright Applications
None.

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